CNL STRATEGIC RESIDENTIAL CREDIT, INC.

Exhibit 10.3

FORM OF PARTICIPATING BROKER AGREEMENT

CNL STRATEGIC RESIDENTIAL CREDIT, INC.

THIS PARTICIPATING BROKER AGREEMENT (the “Agreement”) is made and entered into as of _________________, 20___, by and between CNL SECURITIES CORP., a Florida corporation (the “Managing Dealer”), and ______________________________________, (the “Broker”).

WHEREAS, CNL STRATEGIC RESIDENTIAL CREDIT, INC. is a Maryland corporation (the “Company”); and

WHEREAS, the Company is offering to sell up to $250,000,000 (the “Offering”) of shares of its common stock in the Company (the “Shares”) pursuant to a private offering (the “Offering”) that is intended to qualify for an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, (the “Act”) and Rule 506(c) of Regulation D promulgated thereunder, and an exemption from registration under various state securities laws, and, in addition to the maximum offering amount, the Company is also offering, in any combination, up to $100,000,000 of Class FA shares, Class A shares, Class T shares and Class I shares to be issued pursuant to its distribution reinvestment plan; and

WHEREAS, the Company has prepared an amended and restated definitive offering memorandum dated March 12, 2026, as may be amended and supplemented from time to time (the “Memorandum”), and the offering and sale of Shares will be made only to investors who are “Accredited Investors,” as that term is defined under the Act and Regulation D promulgated thereunder, and meet the other suitability standards set forth in the Subscription Agreement and further pursuant to the terms and conditions of all applicable federal securities laws and all applicable securities laws of all states in which the Shares are offered and sold; and

WHEREAS, the Company is offering Class FA Shares up to the Class FA Shares maximum offering amount and, in its sole discretion, the Company may also begin to offer any combination of Class A Shares, Class T Shares or Class I Shares (collectively, “Non-Founder Shares”) up to the remaining maximum amount of the Offering; and

WHEREAS, on January 29, 2026, the Company held an initial closing of Class E common stock and Class FA shares of common stock, which satisfied the minimum offering requirement of $10,000,000, and the Company currently intends to conduct the Offering until the earlier of: (i) the date the Company has sold the maximum offering amount an (ii) two years from the start of the Offering; provided, however, that the Company, in its sole discretion, may extend the Offering on a perpetual basis; and

WHEREAS, the initial minimum purchase amount for Shares is $10,000, and the Shares will generally be issued at an offering price based on the net asset value of each class of Shares as of the last calendar day of the prior month; and

WHEREAS, the Managing Dealer, which has heretofore entered into a managing dealer agreement (the “Managing Dealer Agreement”) with the Company pursuant to which it has been designated as the Managing Dealer to sell and manage the sale of the Shares by other participating broker- dealers pursuant to the terms of such Managing Dealer Agreement and the Offering, is a corporation incorporated in and presently in good standing in the State of Florida, and is presently registered with the securities commissions of all states and with the Financial Industry Regulatory Authority (“FINRA”) as a securities broker-dealer qualified to offer and sell to members of the public securities of the type represented by the Shares; and

WHEREAS, the Broker is an entity organized and presently in good standing in the jurisdictions in which it does business, presently registered as a broker-dealer with FINRA, and presently licensed by the appropriate regulatory agency of each jurisdiction in which it will offer and sell the Shares as a securities broker-dealer qualified to offer and sell to members of the public securities of the type represented by the Shares or exempt from all such registration requirements; and

WHEREAS, the Managing Dealer desires to retain the Broker to use its best efforts to sell the Shares, and the Broker is willing and desires to serve as a broker for the Managing Dealer for the sale of the Shares upon the following terms and conditions.

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed between the Managing Dealer and the Broker as follows:

1.	Relationship.

(a)          Subject to the terms and conditions herein set forth, the Managing Dealer hereby retains the Broker to use its best efforts to sell for the account of the Company a portion of the Shares described in the Memorandum. The Broker hereby accepts such retention and covenants, warrants and agrees to sell the Shares according to all of the terms and conditions of the Memorandum, all applicable state and federal laws, including the Act, and any and all regulations and rules pertaining thereto, including, but not limited to, Rule 506(c) of Regulation D promulgated thereunder. The Broker and its associated persons shall have no authority to give any information or make any representations in connection with any offer or sale of the Shares other than as contained in the Memorandum, the brochure, and the sales material supplied by the Company, each as amended and supplemented.

(b)          The Broker shall comply with all requirements set forth in the Memorandum. The Broker shall use and distribute, in connection with the offering and sale of the Shares, only the Memorandum, the brochure, and any other sales material which have been supplied by the Company, and no other material shall be permitted to be used or distributed. The Managing Dealer reserves the right to establish such additional procedures as it may deem necessary to ensure compliance with the requirements of the Memorandum, and the Broker shall comply with all such additional procedures to the extent that it has received written notice thereof.

(c)          Notwithstanding anything to the contrary contained in Section 2 of this Agreement, in the event that the Managing Dealer pays any managing dealer fees or other fees to the Broker for sale of one or more Shares, where representatives of the Broker execute the subscription agreement relating to such Shares, and the subscription is rescinded or rejected as to one or more of the Shares covered by such subscription, the Managing Dealer shall decrease the next payment of compensation otherwise payable to the Broker by the Managing Dealer under this Agreement by an amount equal to the compensation rate established in Section 2, multiplied by the number of Shares as to which the subscription is rescinded or rejected, as applicable. In the event that no payment of compensation is due to the Broker after such withdrawal occurs, the Broker shall pay the amount specified in the preceding sentence to the Managing Dealer within ten (10) days following mailing of notice to the Broker by the Managing Dealer stating the amount owed as a result of rescinded or rejected, as applicable, subscriptions.

(d)          All monies received for purchase of any of the Shares shall be forwarded by the Broker to UMB Bank, N.A. (the “Escrow Agent”), where such monies will be deposited in a non-interest bearing escrow account, established by the Company solely for such subscriptions, except that, until such time (if any) that such monies are deliverable to the Company pursuant to the escrow agreement between the Company and the Escrow Agent, the Broker shall return any monies not made payable to “UMB Bank as EA for CNL Strategic Residential Credit, Inc.” directly to the subscriber who submitted the monies. In such case, the Broker will collect the proceeds of the subscribers’ payments and issue a payment made payable to the order of the Escrow Agent for the aggregate amount of the subscription proceeds. Subscription documents in the form attached as Appendix II to the Memorandum (the “Subscription Documents”) will be executed as described in the Memorandum. The monies shall be deposited or transmitted by the Broker to the Company no later than as allowed by the Securities Exchange Act of 1934 and the rules promulgated thereunder, (collectively, the “1934 Act”) and interpretive guidance from self-regulatory organizations applicable to the Managing Dealer.

(e)          During the full term of this Agreement, the Managing Dealer shall have full authority to take such action as it may deem advisable in respect to all matters pertaining to the performance of the Broker under this Agreement.

(f)           The Shares shall be offered and sold by the Broker only where the Shares may be legally offered and sold, only by Broker’s registered representatives appropriately licensed to sell Shares in such jurisdiction, and only to such persons in such states who shall be legally qualified to purchase the Shares. For purposes of this Agreement, wherever used herein the terms “state” and “states” shall be deemed to refer inclusively to the 50 states in the United States, the District of Columbia, and the Commonwealth of Puerto Rico. The Managing Dealer shall give the Broker written notice of those states in which the offering and sale of Shares may be made, and shall amend such notice thereafter as additional states are added; no Shares shall be offered or sold in any other states.

(g)           The Broker shall have no obligation under this Agreement to purchase any of the Shares for its own account.

(h)           The Broker will use every reasonable effort to assure that Shares are sold only to investors who:

(i)         meet the investor suitability standards, including the minimum income and net worth standards established by the definition of the term “accredited investor” as set forth in Regulation D under the Act, and the minimum purchase requirements set forth in the Memorandum;

(ii)        can reasonably benefit from an investment in the Shares based on the prospective investor's overall investment objectives and portfolio structure;

(iii)       are able to bear the economic risk of the investment based on the prospective investor's overall financial situation; and

(iv)       have apparent understanding of: (A) the fundamental risks of the investment; (B) the risk that the prospective investor may lose the entire investment; (C) the lack of liquidity of the Shares; (D)   the restrictions on transferability of the Shares; (E) the background and qualifications of the officers and directors of the Company, of CNL Residential Credit Manager, LLC, or of Balbec Capital Management, L.P.; and (F) the tax consequences of an investment in the Shares.

The Broker will make the determinations required to be made by it pursuant to this subsection (h) based on information it has obtained from the prospective investor, including, at a minimum, but not limited to, the prospective investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments and information gathered pursuant to FINRA's anti-money laundering rules and the Securities and Exchange Commission’s (the “SEC”) current books and records rules, as well as any other pertinent factors deemed by the Broker to be relevant. The Broker agrees that the Managing Dealer is not and does not intend to be in any fiduciary relationship or contract with investors or clients of the Broker.

(i)            The Broker will offer the Shares in accordance with the applicable provisions of the Act in a manner so as to preserve the exemption from registration as provided in Section 4(a)(2) of the Act and will not take, or omit to take, any action in connection with offers and sales of Shares that would cause the Offering not to be made in compliance with Rule 506(c) pursuant to Regulation D promulgated thereunder; the Broker will not offer the Shares for sale in any jurisdiction unless and until the Managing Dealer shall have advised it that the Shares are either registered in accordance with, or exempt from, the securities, real estate syndication, and other laws applicable thereto; and the Broker has not and will not take any action that would require registration of the Shares under any federal or state securities, real estate syndication, or any other laws, orders, rules or regulations. The Broker will not use any offering or selling materials other than materials furnished or previously approved in writing by the Managing Dealer.

(j)            The Broker shall make no representations concerning the Offering, except as set forth in the Memorandum, and except for such supplemental information relating to the Offering, the Company as shall be made available in writing by the Managing Dealer to offerees and their representatives as contemplated by Regulation D promulgated under the Act.

(k)           The Broker will use its best efforts to take reasonable steps (and agrees to deliver to the Managing Dealer a written confirmation that it has taken reasonable steps) to verify the accredited status of each of its clients who subscribe to the Shares, of which reasonable steps may include, but are not limited to, the methods identified in Rule 506(c) of Regulation D under the Securities Act. The Broker shall complete all steps necessary to permit the Company and the Managing Dealer to offer the Shares pursuant to the registration exemptions available under applicable federal securities law and applicable state securities laws. The Broker shall conduct all of its solicitation and sales efforts in conformity with Rule 506(c) of Regulation D and exemptions available under applicable state securities laws.

(l)            In addition to complying with the provisions of subsection (h) above, and not in limitation of any other obligations of the Broker to determine suitability imposed by state or federal law, the Broker agrees that it will comply fully with all of the following provisions:

(i)          The Broker shall have reasonable grounds to believe, based upon information provided by the prospective investor concerning his investment objectives, other investments, financial situation and needs, and upon any other information known by the Broker, that (A) each prospective investor to whom the Broker sells Shares is in a financial position appropriate to enable him to realize to a significant extent the benefits (including tax benefits) of an investment in the Shares, (B) each prospective investor to whom the Broker sells Shares has a fair market net worth sufficient to sustain the risks inherent in an investment in the Shares (including potential loss and lack of liquidity), and (C) the Shares otherwise are a suitable investment for each prospective investor to whom it sells Shares, and the Broker shall maintain files disclosing the basis upon which the determination of suitability was made;

(ii)         The Broker shall cause the prospective investor to fully complete the Subscription Documents provided by the Company;

(iii)        The Broker shall have reasonable grounds to believe, based upon the information made available to it, that all material facts are adequately and accurately disclosed in the Memorandum and provide a basis for evaluating the Shares;

(iv)        In making the determination set forth in subsection (iii) above, the Broker shall evaluate items of compensation, physical properties, tax aspects, financial stability and experience of the Company, conflicts of interest and risk factors, appraisals, as well as any other information deemed pertinent by it;

(v)         If the Broker relies upon the results of any inquiry conducted by another member of FINRA with respect to the obligations set forth in subsections (iii) or (iv) above, the Broker shall have reasonable grounds to believe that such inquiry was conducted with due care, that the member or members conducting or directing the inquiry consented to the disclosure of the results of the inquiry and that the person who participated in or conducted the inquiry is not a sponsor or an affiliate of the sponsor of the Company; and

(vi)        Prior to executing a purchase transaction in the Shares, the Broker shall have informed the prospective investor of all pertinent facts relating to the lack of liquidity and marketability of the Shares and the risk factors involved in the purchase of Shares as disclosed in the Memorandum and by delivery of the Memorandum to such prospective investor.

(m)          The Broker agrees that it will comply with all FINRA Conduct Rules.

(n)           The Broker agrees to retain in its files, for at least six years, or for that period of time which shall comply with all applicable federal, state, jurisdictional and other regulatory requirements, including as required by FINRA and the SEC books and records rules, information that will establish that each purchaser of Shares falls within the permitted class of investors and will update all such information as may be required under FINRA’s anti-money laundering rules and the SEC’s books and records rules.

(o)           The Broker shall verify the identity of each prospective investor to whom it offers and sells Shares under its “customer identification program” and verify the source of the prospective investor’s funds as required by the anti-money laundering rules of FINRA, the SEC and Department of Treasury, and screen such investors against current lists of individuals and organizations available from the Office of Foreign Asset Control (“OFAC”). The Broker shall not accept subscriptions from any person, entity or organization in a blocked jurisdiction. The Broker shall file any necessary or appropriate suspicious activity reports and currency transaction reports and other required under applicable “know your customer” and “anti-money laundering” laws and regulations in respect of investors or potential investors. The Broker has in place and adheres to a comprehensive anti-money laundering program that meets the requirements of FINRA Conduct Rule 3011, Department of Treasury regulations issued pursuant to Title III of the USA PATRIOT Act and other applicable laws and regulations. The Broker agrees to cooperate with the Company and the Managing Dealer in gathering additional information in respect of an investor or the source of the investor’s funds as reasonably requested by the Managing Dealer or the Company, and agrees to cooperate with the Company and the Managing Dealer in connection with anti-money laundering laws and regulations. By forwarding an investor’s subscription information to the Company, the Broker represents and warrants that it has verified the identity of the investor and the source of the investor’s funds, that the investor is not listed on the OFAC list, and that the Broker, after conducting commercially reasonable diligence, is not aware of any suspicious or illegal activity associated with the prospective investor or the source of the prospective investor’s funds.

(p)          The Broker agrees to have in place and adhere to a commercially reasonable program of customer privacy in compliance with applicable laws and industry best practices designed to assure the confidentiality and security of confidential investor information, as required by Regulation S-P and other applicable laws.

(q)          The Broker agrees to have in place and adhere to a “business continuity plan” in conformity with the rules of FINRA and to cooperate with the Managing Dealer on business continuity plan matters.

(r)           The Broker shall not, directly or indirectly, pay or award any finder’s fees, managing dealer fees or other compensation to any persons engaged as a registered investment adviser by a prospective investor for investment advice as an inducement to such adviser to advise the prospective investor to purchase Shares of the Company.

(s)          The Broker understands that the Shares have not been registered under the Act or any other securities laws on the grounds that the offering and sale of the Shares are exempt from registration under applicable exemptions from federal securities laws and in accordance with the private, covered securities or limited offering exemptions available in the states in which the Company desires to sell Shares, and the Broker represents and warrants that it shall not offer or sell Shares in a manner which would prevent the Company from availing itself of such exemptions.

(t)           The Broker either (i) shall not purchase Shares for its own account or (ii) if it purchases Shares for its own account, shall hold all such Shares for investment.

(u)          The Broker shall not in any way participate in, or effect the sale or transfer of Shares in connection with, a tender offer with respect to Shares of the Company, whether or not such offer is subject to Section 14(d)(1) of the 1934 Act, other than with the written consent of the Company and/or the Managing Dealer.

(v)          Neither the Broker, nor any officer, director, employee or agent of the Broker, shall disclose to any person, other than an officer, director, employee or agent of the Broker, any password relating to a restricted website or portion of a website provided to such Broker in connection with the Offering. Neither the Broker, nor any officer, director, employee or agent of the Broker, shall disclose to any person, other than an officer, director, employee or agent of the Broker, any material downloaded from such a restricted website or portion of a website.

(w)         The Broker shall promptly provide subscribers with all amendments or supplements to the Memorandum provided to the Broker by the Managing Dealer or Company.

(x)          The Broker hereby represents and warrants that all registered representatives who participate in, or who effect a sale or transfer in Shares in connection with this Offering shall have, and be in good standing with, all required FINRA and state licensing and any other applicable regulatory licensing prior to such participation, sale or transfer.

(y)         To the extent that the Broker and the Broker’s clients execute the Subscription Agreement and/or other applicable account-related forms, in whole or in part, by electronic means, the Broker will comply with the Electronic Signatures in Global and National Commerce Act and the Uniform Electronic Transactions Act (collectively, as such may be amended from time to time, “Electronic Signature Law”), and the following terms and conditions set forth below:

(i)          In facilitating the use of Electronic Signatures (as defined by Electronic Signature Law), the Broker will utilize technology that: (a) will be implemented in compliance with Electronic Signature Law, and will include a commercially reasonable level of security and assurances of accuracy, and will include required federal disclosures, as applicable; (b) will employ an authentication process to establish signer credentials; (c) will employ mechanisms that ensure the potential investor reviews all required disclosure on the Subscription Agreement; (d) will employ security features that protect signed records from alteration; (e) will affix the Electronic Signature to the appropriate location in the relevant document; and (f) will provide for retention of electronically signed documents in compliance with applicable laws and regulations; and

(ii)         The Broker shall: (a) advise clients that the execution of documents by Electronic Signature is optional and that participation may be terminated at any time; (b) prior to use of Electronic Signature, obtain and document the prospective investor’s written consent to utilize Electronic Signature, and such consent shall be made available to the Company and/or the Managing Dealer upon request; (c) allow clients that elect to participate in electronic signature initiative the ability to receive offering documents and other materials electronically or in paper form; (d) allow its clients to sign any document with an original handwritten signature; and

(iii)        The Broker shall maintain written policies and procedures covering the use of Electronic Signatures, which shall comply with all applicable federal, state, jurisdictional and other regulatory requirements. Such policies and procedures shall include a process for removing Electronic Signature credentials, if any, used in connection with the Electronic Signature, when a client revokes their participation in the Electronic Signature initiative; and

(iv)        The Broker will provide clients participating in the Electronic Signature program a written confirmation of purchase, which may be provided in electronic or paper format at the election of the client. The Broker will also maintain a copy of each Electronic Signature used to execute a transaction in accordance with applicable recording obligations under state and federal securities laws and regulations and all applicable FINRA rules and regulations; and

(v)         An election to participate in an Electronic Signature initiative may only be used in connection with, and to the extent permitted by, the Company, and, in its sole and absolute discretion, the Company reserves the right to prohibit the use of Electronic Signature by the Broker and the Broker’s clients at any time; and

(vi)        The Broker may not charge different fees or expenses to clients based upon an election to participate, or not participate, in the Electronic Signature initiative.

2.	Compensation of Broker.

Except as provided in the Memorandum, which may be amended or supplemented from time to time:

(a)                         Up-Front Selling Commission. As compensation for completed sales of Non-Founder Shares and for services to be rendered by the Broker hereunder, the Managing Dealer shall reallow to the Broker an up-front selling commission in an amount of up to the corresponding Class percentage set forth on Schedule I to this Agreement of the gross proceeds on such completed sales of Shares by the Broker, subject to reduction as provided herein or in the “Plan of Distribution” section of the Memorandum, which may be amended and supplemented from time to time. The Broker shall not receive commissions for sales of Class A or Class T Shares pursuant to the Distribution Reinvestment Plan, or for sales of any Class E, Class FA or Class I Shares in the Offering or pursuant to the Distribution Reinvestment Plan.

(b)                         Up-Front Dealer Manager Fee. Except as may be provided in the “Plan of Distribution” section of the Memorandum, which the Company may be amend or supplement from time to time, the Managing Dealer may reallow to the Broker, in its sole discretion, all or a portion of the dealer manager fee received by it in an amount of up to the corresponding percentage set forth on Schedule I of gross proceeds of completed sales of Class A Shares or Class T Shares in the Offering by the Broker as a marketing fee if the Broker has executed the addendum to this Agreement, attached as Schedule I to this Agreement, whereby the Broker agrees to use its internal marketing support personnel to assist the Managing Dealer’s marketing team and their internal marketing communication tools to promote the Company as more specifically set forth in and conditioned on the terms of Schedule I attached hereto. Such rates shall remain in effect during the full term of this Agreement unless otherwise changed by a written agreement between the parties hereto. The Broker shall not receive reallowance of dealer manager fees for sales of Class A or Class T Shares pursuant to the Distribution Reinvestment Plan, or for sales of any Class E, Class FA or Class I Shares in the Offering or pursuant to the Distribution Reinvestment Plan.

(c)                         Distribution and Stockholder Servicing Fee. Except as may be provided in the “Plan of Distribution” section of the Memorandum, which the Company may be amend or supplement from time to time and subject to the Company’s Distribution and Stockholder Servicing Plan, the Managing Dealer may agree to reallow to the Broker, as compensation for the sale of Shares in the Offering and for ongoing stockholder services, all or a portion of the annual distribution and stockholder servicing fee (the “Distribution Fee”) received by the Managing Dealer as described in the Managing Dealer Agreement and the Memorandum with respect to the Class T Shares sold in the Offering by the Broker during the term of this Agreement if the Broker has elected to sell Class T Shares and has executed the addendum to this Agreement attached as Schedule I to this Agreement, which sets forth the terms and conditions of the Managing Dealer’s reallowance of the Distribution Fee to Broker. The Distribution Fee will be based the then-current Offering price (or, once reported, the amount of the most recent reported net asset value per Share) per Class T Share. The Broker shall not receive reallowance of Distribution Fees for sales of any Class E, Class FA, Class I, or Class A Shares in the Offering or pursuant to the Distribution Reinvestment Plan.

(d)                         Commissions and any reallowance of the dealer manager fees or Distribution Fees shall be payable to the Broker by the Managing Dealer after such acceptance of the Subscription Agreement in accordance with the terms of this Agreement; provided however, that commissions, reallowance of dealer manager fees or Distribution Fees shall not be paid by the Managing Dealer: (i) other than from commissions, dealer manager fees or Distribution Fees, as applicable, received from the Company for the sale of its Shares; (ii) until any and all commissions, dealer manager fees and Distribution Fees, as applicable, payable by the Company to the Managing Dealer have been received by the Managing Dealer; and (iii) to the extent the commission, Managing Dealer fee or Distribution Fee payable to any broker dealer exceeds the amount allowed by any regulatory agency. The Broker acknowledges that, if the Company pays commissions, dealer manager fees or Distribution Fees to the Managing Dealer, the Company is relieved of any obligation for commissions, dealer manager fees or Distribution Fees, as applicable, to the Broker. The Company may rely on and use the preceding acknowledgment as a defense against any claim by the Broker for commissions, dealer manager fees or Distribution Fees the Company pays to the Managing Dealer but that Managing Dealer fails to remit to the Broker. The Company (and the Managing Dealer) may pay reduced commissions, dealer manager fees and/or Distribution Fees or may eliminate such compensation on certain sales of Shares, including the reduction or elimination of compensation in accordance with the following paragraphs of this Section 2. Any such reduction or elimination of compensation will not, however, change the net proceeds to the Company.

(e)                         Notwithstanding anything to the contrary contained in this Section 2, in the event that the Managing Dealer has reallowed any commission and/or fees to the Broker for the sale of one or more Shares and the subscription is rescinded or rejected as to one or more of the Shares covered by such subscription, the Broker shall pay the amount specified to the Managing Dealer within ten (10) days following mailing of notice to the Broker by the Managing Dealer stating the amount owed as a result of rescinded or rejected subscriptions, and if the Broker fails to pay such amount, the Managing Dealer shall have the right to offset such amounts owed against future compensation due and otherwise payable to the Broker (it being understood and agreed that such right to offset shall not be in limitation of any other rights or remedies that the Managing Dealer may have in connection with such failure).

(f)                          The Broker may withhold the selling commissions and reallowance of dealer manager fees to which it is entitled from the purchase price for the Shares in the Offering and forward the balance to SS&C Technologies, Inc. (f/k/a DST Systems, Inc.), which acts as the Company’s transfer agent (the “Transfer Agent”) if it represents to the Managing Dealer that: (i) the Broker is legally permitted to do so; and (ii) (A) the Broker meets all applicable net capital requirements under the rules of FINRA or other applicable rules regarding such an arrangement; (B) the Broker has forwarded the Subscription Agreement to the Company’s Transfer Agent and received the Company’s written acceptance of the subscription prior to forwarding the purchase price for the Shares, net of the commissions and dealer manager fees to which the Broker is entitled, to the Company’s Transfer Agent; and (C) the Broker has verified that there are sufficient funds in the investor’s account with the Broker to cover the entire cost of the subscription.

(g)                         As may be provided in the “Plan of Distribution” section of the Memorandum, which may be amended and supplemented from time to time, certain persons and entities may purchase Shares net of all or a portion of the commissions and/or the dealer manager fees. The amount of net proceeds to the Company will not be affected by reducing or eliminating commissions and dealer manager fees payable in connection with sales to investors described in this paragraph.

(h)                         In accordance with the volume discounts schedule set forth in the “Plan of Distribution” section of the Memorandum, as amended and supplemented, the amount of selling commissions otherwise payable may be reduced with respect to sales to a subscriber or group of subscribers based upon the aggregate of Class A Shares purchased by such subscriber or group through the Broker. The Broker shall assume exclusive responsibility for failures with respect to the calculation, offer or omissions of investor qualifications for reduced commissions or discounts for volume purchases or otherwise, as described in the Memorandum. To the extent an investor qualifies for a volume discount on a particular purchase, such investor’s subsequent purchases, regardless of the Shares subscribed for in such purchases, will also qualify for: (i) that volume discount; or (ii) to the extent the subsequent purchase when aggregated with the prior purchases qualifies for a greater volume discount, such greater discounts. For purposes of determining the applicability of discounts, a single “purchaser” shall have the meaning set forth in the Memorandum. For purposes of volume discounts, all such Shares must be purchased through the same broker. Any such discounts will reduce the amount of compensation otherwise payable to the Broker.

(i)                          No commissions or dealer manager fees will be paid to the Broker in connection with any Shares purchased through the Distribution Reinvestment Plan.

(j)                          The Managing Dealer may reimburse the Broker for bona fide due diligence expenses incurred in connection with the Offering, provided that such expenses are detailed on itemized invoices and such expenses do not exceed the Company’s limits on Organization and Offering Expenses, as set forth in the Memorandum.

3.	Association with Other Dealers.

It is expressly understood between the Managing Dealer and the Broker that the Managing Dealer may cooperate with other broker-dealers who are registered as broker-dealers with FINRA and duly licensed by the appropriate regulatory agency of each state in which they will offer and sell the Shares or with broker-dealers exempt from all such registration requirements. Such other participating broker -dealers may be employed by the Managing Dealer as brokers on terms and conditions identical or similar to this Agreement and shall receive such rates of compensation as are agreed to between the Managing Dealer and the respective other participating broker-dealers and as are in accordance with the terms of the Memorandum. The Broker understands that, to that extent, such other participating broker-dealers shall compete with the Broker in the sale of the Shares.

4.	Conditions of the Broker's Obligations.

The Broker's obligations hereunder are subject, during the full term of this Agreement and the Offering, to (a)   the performance by the Managing Dealer of its obligations hereunder, and (b) the conditions that: (i) the Memorandum shall remain in effect, and (ii) no stop order shall have been issued suspending the sale of the Shares.

5.	Conditions to the Managing Dealer's Obligations.

The obligations of the Managing Dealer hereunder are subject, during the full term of this Agreement and the Offering, to the conditions that: (a) the terms of the Offering set forth in the Memorandum shall remain in effect while any Shares remain unsold; (b) no stop order (or other order prohibiting or restraining the offer or sale of the Shares) shall have been issued nor proceedings therefor initiated or threatened by any state regulatory agency or the Securities and Exchange Commission; and (c) the Broker shall have satisfactorily performed all of its obligations hereunder.

6.	Covenants of the Broker.

The Broker covenants, warrants and represents, during the full term of this Agreement, that:

(a)        The Broker has necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(b)        The Broker is duly organized, validly existing, and in good standing under the laws of the jurisdictions in which it does business. The Broker has the requisite corporate power and authority to execute this Agreement and to perform its duties hereunder, and the execution and delivery by it of this Agreement and the consummation of the transactions herein contemplated will not result in any violation of, or be in conflict with, or constitute a default under, any agreement or instrument to which the Broker is a party or by which the Broker or its properties are bound, or any judgment, decree, order, or, to its knowledge, any statute, rule or regulation applicable to it.

(c)        The Broker is a member of FINRA and a broker-dealer registered as such under the 1934 Act and under the securities laws of the states in which the Shares are to be offered or sold.

(d)        This Agreement has been duly authorized, and when executed and delivered by the Broker and the other parties hereto, will be the Broker’s legal, valid and binding agreement, enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or similar laws from time to time in effect and affecting the rights of creditors generally, (ii) limitations upon the power of a court to grant specific performance or any other remedy with respect to the enforcement of this Agreement, (iii) judicial discretion, or (iv) the extent that the indemnification provisions of this Agreement are or may be held to be in violation of public policy (under either state or federal law) in the context of the offer, offer for sale, or sale of securities.

(e)        The Broker represents that neither it, nor any of its directors, executive officers, other officers, or employees of the Broker participating in the offering of Shares that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares or otherwise distribute the Shares (“Collectively Distribution Participant Covered Person”) is subject to any Disqualification Event (defined below) except for a Disqualification Event (i) contemplated by Rule 506(d)(2) under the Act and (ii) a description of which has already been furnished in writing to the Managing Dealer prior to the date hereof. Broker further agrees to notify the Managing Dealer in a writing provided in accordance with Section 11 of this Agreement prior to offering Shares of (i) any Disqualification Event relating to any Distribution Participant Covered Person not previously disclosed to the Managing Dealer and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Distribution Participant Covered Person. The Broker will notify the Managing Dealer in writing, prior to the offering of Shares of (i) any Disqualification Event relating to any Distribution Participant Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Distribution Participant Covered Person.

7.	Covenants of the Managing Dealer.

The Managing Dealer covenants, warrants and represents, during the full term of this Agreement, that:

(a)        The Managing Dealer has the necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(b)        The Managing Dealer is duly organized, validly existing, and in good standing under the laws of the jurisdictions in which it does business. The Managing Dealer has the requisite corporate power and authority to execute this Agreement and to perform its duties hereunder, and the execution and delivery by it of this Agreement and the consummation of the transactions herein contemplated will not result in any violation of, or be in conflict with, or constitute a default under, any agreement or instrument to which the Managing Dealer is a party or by which the Managing Dealer or its properties are bound, or any judgment, decree, order, or, to its knowledge, any statute, rule or regulation applicable to it.

(c)        The Managing Dealer is a member of FINRA and a broker-dealer registered as such under the 1934 Act, and under the securities laws of the states in which the Shares are to be offered or sold.

(d)        This Agreement has been duly authorized, and when executed and delivered by the Managing Dealer and the other parties hereto, will be the Managing Dealer’s legal, valid and binding agreement, enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or similar laws from time to time in effect and affecting the rights of creditors generally, (ii) limitations upon the power of a court to grant specific performance or any other remedy with respect to the enforcement of this Agreement, (iii) judicial discretion, or (iv) the extent that the indemnification provisions of this Agreement are or may be held to be in violation of public policy (under either state or federal law) in the context of the offer, offer for sale, or sale of securities.

(e)        The Managing Dealer shall use its best efforts to prevent the sale of the Shares through persons other than registered FINRA broker-dealers or with entities exempt from all such registration requirements.

(f)         The Managing Dealer shall advise the Broker whenever and as soon as it receives or learns of any order issued by the SEC, any state regulatory agency or any other regulatory agency that suspends or prevents the offering or sale of the Shares, or receives notice of any proceedings regarding any such order.

(g)        The Managing Dealer shall use its best efforts to prevent the issuance of any order described herein at subsection (f) hereof and to obtain the lifting of any such order if issued.

(h)        The Managing Dealer agrees to have in place and adhere to a commercially reasonable program of customer privacy in compliance with applicable laws and industry best practices designed to assure the confidentiality and security of confidential investor information, as required by Regulation S-P and other applicable laws.

(i)         The Managing Dealer shall give the Broker such number of copies of the Memorandum as the Broker may reasonably request for sale of the Shares.

(j)         The Managing Dealer shall promptly notify the Broker of any amendments or supplements to the Memorandum, and shall furnish the Broker with copies of any revised Memorandum and all supplements and/or amendments to the Memorandum.

(k)        In conjunction with the Company, on whose behalf Shares are being offered, the Managing Dealer shall use its best efforts to cause the Shares to be exempt from registration under the securities laws of such states as the Company shall elect.

(l)         No Disqualification Events. With respect to Shares to be offered and sold hereunder in reliance on Rule 506, none of the Company, any director, executive officer, other officers of the Company participating in the offering, any beneficial owner (as that term is defined in Rule 13d-3 under the 1934 Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Act) connected with the Company in any capacity at the time of sale of any Shares, including the Managing Dealer (but, in each case, excluding the Distribution Participant Covered Persons, as defined above, as to whom no representation is made) (each, a “Company Covered Person" and, collectively, "Company Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Act. The Company has exercised reasonable care to determine (i) the identity of each person that is a Company Covered Person; and (ii) whether any Company Covered Person is subject to a Disqualification Event. The Managing Dealer will notify the Broker in writing, prior to the closing date of the Offering of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person.

8.	Payment of Costs and Expenses.

The Broker shall pay all of its own costs and expenses incident to the performance of its obligations under this Agreement, including:

(a)           All expenses incident to the preparation, printing and filing of all advertising originated by it related to the sale of the Shares; and

(b)           All other costs and expenses incurred in connection with its sales efforts related to the sales of the Shares that are not expressly assumed by the Company in its Managing Dealer Agreement with the Managing Dealer.

9.	Indemnification.

(a)           The Broker agrees to indemnify, defend and hold harmless the Company, the Managing Dealer, their affiliates and their respective officers, directors, managers, trustees, employees and agents, against all losses, claims, demands, liabilities and expenses, joint or several, including reasonable legal and other expenses incurred in defending such claims or liabilities, whether or not resulting in any liability to the Company, the Managing Dealer, their affiliates and their respective officers, directors, manager, trustees, employees or agents, which they or any of them may incur arising out of the offer or sale by the Broker, or any person acting on its behalf, of any Shares pursuant to this Agreement if such loss, claim, demand, liability, or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement of a material fact by the Broker or any person acting on its behalf, or any omission or alleged omission of a material fact by the Broker or any person acting on its behalf, other than an untrue statement, omission, or alleged omission by the Broker that is also, as the case may be, contained in or omitted from the Memorandum unless such statement or omission was based on information supplied to the Company or the Managing Dealer by the Broker, or (ii) the breach by the Broker, or any person acting on its behalf, of any of the terms and conditions of this Agreement. This indemnity provision shall survive the termination of this Agreement.

(b)           The Managing Dealer agrees to indemnify, defend and hold harmless the Broker, its officers, directors, managers, trustees, employees and agents, against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending such claims or liabilities, which they or any of them may incur, including, but not limited to, alleged violations of the Act, but only to the extent that such losses, claims, demands, liabilities and expenses shall arise out of or be based upon (i) a breach or alleged breach by CNL of any of its representations, warranties or covenants in this Agreement; (ii) any untrue statement of a material fact contained in the Memorandum or in any application prepared or approved in writing by counsel to the Company and filed with any state regulatory agency in order to comply with any private, covered securities or limited offering exemptions available in such states with respect to the Shares (the “Blue Sky Applications”); or (iii) any omission or alleged omission to state therein a material fact required to be stated in the Memorandum or the Blue Sky Applications, or necessary to make such statements, and any part thereof, not misleading; provided, that any such untrue statement, omission or alleged omission is not based on information included in any such document which was supplied to the Managing Dealer, the Company, or any officer of the Company by the Broker. This indemnity provision shall survive the termination of this Agreement.

(c)           If the rights to indemnification provided for in this Section 9 would by their terms be available to a person hereunder (collectively, the “Indemnified Parties” and individually, an “Indemnified Party”), but is held to be unavailable by a court of competent jurisdiction for any reason other than because of the terms of such indemnification provision, then Managing Dealer and the Broker, to the extent an indemnifying party with respect to an Indemnified Party (each, to such extent, an “Indemnifying Party”), shall contribute to the aggregate of such losses, claims, damages and liabilities as are contemplated in those paragraphs (including, but not limited to, any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any claim, action, suit or proceeding) in the ratio in which the net proceeds of the Offering of Shares have been actually received and retained by such Indemnifying Party. For purposes of the preceding sentence, proceeds, commissions, marketing support fees, due diligence expense reimbursements or other amounts paid to Managing Dealer under Managing Dealer Agreement and paid by Managing Dealer to the Broker under this Agreement shall not be deemed received and retained by Managing Dealer. However, the right of contribution described in the preceding sentences is subject to the following limitation: No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d)           Any Indemnified Party entitled to contribution or indemnification under this Section 9 will, promptly after receipt of such notice of commencement of any action, suit, proceeding or claim against him or it in respect of which a claim for contribution or indemnification may be made against another Indemnifying Party or Indemnifying Parties, notify such other Indemnifying Party or Indemnifying Parties. No indemnifying party shall be liable under the indemnity agreements contained in subsections (a) and (b) above unless the party to be indemnified shall have notified such indemnifying party in writing promptly after the summons or other first legal process giving information of the nature of the claim shall have been served upon the party to be indemnified, but failure to notify an indemnifying party of any such claim shall not relieve it from any liabilities which it may have to the indemnified party against whom action is brought other than on account of its indemnity agreement contained in subsections (a) and (b) above. In the case of any such claim, if the party to be indemnified notified the indemnifying party of the commencement thereof as aforesaid, the indemnifying party shall be entitled to participate at its own expense in the defense of such claim. If it so elects, in accordance with arrangements satisfactory to any other indemnifying party or parties similarly notified, the indemnifying party has the option to assume the entire defense of the claim, with counsel who shall be satisfactory to such indemnified party and all other indemnified parties who are defendants in such action; and after notice from the indemnifying party of its election so to assume the defense thereof and the retaining of such counsel by the indemnifying party, the indemnifying party shall not be liable to such indemnified party under subsections (a) and (b) above for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than for the reasonable costs of investigation.

10.	Term of Agreement.

This Agreement shall become effective on the date on which this Agreement is fully executed by both the Managing Dealer and the Broker. After this Agreement becomes effective, either party may terminate it at any time for any reason by giving two (2) business days’ written notice to the other party; provided, however, that this Agreement shall in any event automatically terminate at the first occurrence of any of the following events: (a) the termination of the Offering as described in the Memorandum; (b) the termination and liquidation of the Company; (c) the termination of the Managing Dealer Agreement between the Company and the Managing Dealer; or (d) the revocation or suspension of the Broker’s license or registration to act as a broker-dealer by any federal, self-regulatory or state agency and such revocation or suspension is not cured within ten (10) days from the date of such occurrence. In any event, this Agreement shall be deemed suspended during any period for which such license is revoked or suspended.

11.	Notices.

All notices and communications hereunder shall be in writing and shall be deemed to have been given and delivered when deposited in the United States mail, postage prepaid, registered or certified mail, to the applicable address set forth below. Any updates to this section are effective ten (10) days from the date written notice has been received by the other party.

If sent to the Managing Dealer:

CNL SECURITIES CORP.

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Attention: Legal Counsel

If sent to the Broker:

12.	Successors.

This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, and successors, and shall not be assigned or transferred by the Broker by operation of law or otherwise except with the written consent of the Managing Dealer.

13.	Miscellaneous.

(a)           This Agreement shall be construed and enforced under the laws of the State of Florida, excluding the choice of law provisions thereof. If it became necessary for any party to this Agreement to institute litigation to enforce or construe any of its terms, then the prevailing party in such action shall be entitled to recover an award of reasonable attorneys' fees. Any aggrieved party may proceed to enforce its rights in the appropriate action at law or in equity. Venue for all suits arising out of this Agreement shall lie exclusively in the courts of Orange County, Florida. By execution or adoption of this Agreement, each party hereby submits itself to the in personam jurisdiction of all courts of Orange County, Florida, and waives any right they may have to seek any change of jurisdiction or venue.

(b)           Nothing in this Agreement shall constitute the Broker as in association with or in partnership with the Managing Dealer. Instead, this Agreement shall only authorize the Broker to sell the Shares according to the terms as expressly set forth herein; provided, further, that the Broker shall not in any event have any authority to act as the agent or broker of the Managing Dealer except according to the terms expressly set forth herein. The Company shall be a third party beneficiary of Section 9(a) of this Agreement; otherwise there shall be no third party beneficiaries of this Agreement, and other than the Company with respect to Section 9(a) herein, no provision of this Agreement is intended to be for the benefit of any person or entity not a party to this Agreement, and no third party shall be deemed to be a beneficiary of any provision of this Agreement. Further, no third party shall by virtue of any provision of this Agreement have a right of action or an enforceable remedy against either party to this Agreement.

(c)           This Agreement embodies the entire understanding between the parties to the Agreement, and except as specified herein, no variation, modification or amendment to this Agreement shall be deemed valid or effective unless it is in writing and signed by both parties hereto.

(d)           If any provision of this Agreement shall be deemed void, invalid or ineffective for any reason, the remainder of the Agreement shall remain in full force and effect.

(e)           Any terms used but not defined herein shall have the meanings given to them in the Memorandum.

(f)            This Agreement may be executed in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(g)           The Broker shall be entitled to submit Subscription Agreements using facsimile signatures and hereby agrees to acknowledge such facsimile signatures as if they were an original execution, and such Subscription Agreements shall be deemed as executed when an executed facsimile thereof is transmitted to the Company or the Managing Dealer.

IN WITNESS WHEREOF, the parties hereto have each duly executed this Participating Broker Agreement as of the day and year above written.

BROKER:	MANAGING DEALER
CNL SECURITIES CORP.
(Name of Broker)

By:	By:
Print Name:	Name:
Title:	Title:

SCHEDULE I

FIRST ADDENDUM TO THE PARTICIPATING BROKER AGREEMENT

Name of Broker: _________________________________________

The following reflects the up-front selling commission, dealer manager fee and/or distribution and stockholder servicing fee as agreed upon between CNL Securities Corp. (the “Managing Dealer”) and the Broker, effective as of the effectiveness of the Participating Broker Agreement (the “Agreement”) between the Managing Dealer and the Broker in connection with the offering of Shares of CNL Strategic Residential Credit, Inc. (the “Company”).

Marketing Support Fee

Eligibility to receive the reallowance of the dealer manager fee as a marketing support fee (“Marketing Fee”) described herein is conditioned upon the Broker’s compliance with one or more of the following conditions. Any determination regarding the Broker’s compliance with the listed conditions will be made in good faith by the Managing Dealer, in its sole discretion.

(i)	The Broker has and uses internal marketing support personnel (such as telemarketers, or a marketing director) to assist the Managing Dealer’s marketing team;

(ii)	The Broker has and uses internal marketing communications vehicles, including, but not limited to, newsletters, conference calls, interactive software and internal mail to promote the Company and the Offering;

(iii)	The Broker will answer investors’ inquiries concerning monthly statements, valuations, distribution rates, tax information, annual reports, reinvestment and repurchase rights and procedures, and the financial status of the Company;

(iv)	The Broker will assist investors with reinvestments and repurchase;

(v)	The Broker will maintain the technology necessary to adequately service the Company’s investors as otherwise associated with the Offering; and

(vi)	The Broker will provide such information and other services as requested by investors from time to time.

Distribution and Stockholder Servicing Fee

The terms and conditions of the annual distribution and stockholder servicing Fee (“Distribution Fee”) are subject to the Memorandum as may be amended or supplemented from time to time. If the Broker elects to sell Class T Shares, the Managing Dealer may reallow to the Broker a Distribution Fee in an amount described below, for each Class T Share sold by the Broker in the Offering during the term of this Agreement. The Distribution Fee will accrue daily and will be paid monthly in arrears as described in the Memorandum. The Broker waives any and all rights to receive compensation, including the Distribution Fee, until it is paid to and received by the Managing Dealer. Payment of the Distribution Fee by the Company is subject to the terms and conditions of the Company’s Distribution and Stockholder Servicing Plan filed with the Company’s Registration Statement.

Eligibility to receive the Distribution Fee for Class T Shares is conditioned upon: (i) payment through an existing Participating Broker Agreement or other ongoing stockholder servicing agreement between the Managing Dealer and the Broker, (ii) the provision of on-going services with respect to the Shares by the Broker, which may include ongoing account maintenance, assistance with recordkeeping, assistance with distributions payments and reinvestment decisions, assistance with Share repurchase requests, assistance with Share conversion processing, or providing such other similar services as the stockholder may reasonably require in connection with investment in the class of Shares, and (iii) acting as broker- dealer of record with respect to such Shares (in which case the Broker agrees to promptly notify the Managing Dealer in writing if it is no longer the broker-dealer of record with respect to some or all of the Shares) or, if not acting as broker- dealer of record, otherwise providing advanced written confirmation to the Managing Dealer that it performed or arranged for provision of stockholder services to be provided to the account with respect to the Shares. In connection with this provision, the Broker agrees to reasonably cooperate to provide certification to the Company, the Managing Dealer, and its agents (including its auditors) confirming the provision services to each particular class of stockholder upon reasonable request. The Broker hereby represents by its acceptance of each payment of the Distribution Fee that it complies with each of the above requirements and is providing the above-described services. This Schedule I and ongoing payment of the Distribution Fee shall survive termination of the Offering and this Agreement but remains subject to all of the terms, conditions, and limitations in the Agreement and Schedule I, in the Company’s Managing Dealer Agreement or other servicing agreement with the Managing Dealer, and in the Company’s Distribution and Stockholder Servicing Plan.

Notwithstanding the foregoing, upon the date, if any, the Managing Dealer is notified that the Broker is no longer meets the above eligibility requirements of the Distribution Fee with respect to such Class T Shares then the Broker’s entitlement to the Distribution Fee related to such Class T Shares, shall cease, and the Broker shall not receive the Distribution Fee for any portion of the month in which the Broker is not eligible on the last day of the month; provided, however, if there is a change in the broker-dealer of record with respect to the Class T Shares made in connection with a change in the registration of record for the Class T Shares on the Company’s books and records (including, but not limited to, a reregistration due to a sale or a transfer or a change in the form of ownership of the account), then the Participating Broker shall be entitled to a pro rata portion of the Distribution Fee related to the Class T Shares for the portion of the month for which the Participating Broker was the broker dealer of record. Thereafter, the Distribution Fee may be reallowed by the Managing Dealer to another Participating Broker or other meeting the eligibility requirements of the Class T Shares pursuant to a Participating Broker Agreement or similar servicing agreement with the Managing Dealer that provides for such reallowance. The Managing Dealer may also reallow some or all of the Distribution Fee to other broker-dealers who provide services with respect to the Class T Shares pursuant to a servicing agreement with the Managing Dealer to the extent such servicing agreement provides for such reallowance, all in accordance with the terms of such servicing agreement. All determinations regarding the reallowance of the Distribution Fee will be made by the Managing Dealer in good faith in its sole discretion.

Conversion of Class FA, Class E, Class T and I Shares; Termination of the Distribution Fee.

Payment of the Distribution Fee with respect to the Class T Shares (as each class may be applicable) sold by the Broker in the Offering will terminate, and those Class T Shares will convert into a number of Class A Shares determined by multiplying each Class T Share to be converted by the applicable “Conversion Rate” described in the Memorandum, on the earlier of (i) a listing of the Class A Shares on a national securities exchange; (ii) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (iii) with respect to Class T Shares, the end of the month in which the total underwriting compensation paid by a particular stockholder’s account with respect to Class T Shares purchased in the Offering is not less than 8.5% of the gross offering price of those Class T Shares purchased in in the Offering (excluding Shares purchased through our distribution reinvestment plan and those received as stock dividends); and (iv) the date upon which the Company’s stockholder distribution and servicing fee plan adopted by the Company’s board of directors terminates or is not continued for either the Class T Shares.

The Company will further cease paying the Distribution Fee on any Class T Shares that is repurchased. If the Company redeems a portion, but not all of the Class T Shares held in a stockholder’s account, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T Shares that were repurchased and those Class T Shares that were retained in the account. Likewise, if a portion of the Class T Shares in a stockholder’s account is sold or otherwise transferred in a secondary transaction, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T Shares that were transferred and the Class T Shares that were retained in the account. The Company will further cease paying the Distribution Fee on any Class T shares upon the Company’s dissolution, liquidation or the winding up of the Company’s affairs, or a merger or other extraordinary transaction in which the Company is a party and, with respect to Class T Shares, in which the Class T Shares as a class are exchanged for cash or other securities. If the Company liquidates (voluntarily or otherwise), dissolves or winds up its affairs, then, immediately before such liquidation, dissolution or winding up, the Class FA, Class E, Class T and Class I Shares will automatically convert to Class A Shares at the applicable Conversion Rate and the Company’s net assets, or the proceeds therefrom, will be distributed to the holders of Class A Shares, which will include all converted Class FA, Class E Shares, Class T Shares and Class I Shares, in accordance with their proportionate interests.

Share Class Election

CHECK EACH APPLICABLE OPTION BELOW IF THE BROKER ELECTS TO PARTICIPATE IN THE LISTED SHARE CLASS:

Share Classes	Non-Founder Shares*
☐ Class FA Shares	☐ Class A Shares	☐ Class T Shares	☐ Class I Shares

☐ Class A Shares (Wrap Account)

The following reflects the Selling Commission, Marketing Fee and/or the Distribution Fee as agreed upon between the Managing Dealer and the Broker for the applicable Share Class.

Non-Founder Shares*
________ (Initials)	Up-Front Selling Commission of up to 6.0% of price per Class A Share**	By initialing here, the Broker hereby agrees to the terms of the Agreement and this Schedule with respect to the Class A Shares.
________ (Initials)	Up-Front Selling Commission of up to 3.0% of price per Class T Share**	By initialing here, the Broker hereby agrees to the terms of the Agreement and this Schedule with respect to the Class T Shares.
________ (Initials)	Up-Front Marketing Fee of up to 2.5% of price per Class A Share**	By initialing here, the Broker agrees to the terms of eligibility for the Marketing Fee set forth in the Agreement and this Schedule I for the Class A Shares. Should the Broker choose to opt out of this provision, it will not be eligible to receive the Marketing Fee and initialing is not necessary.
________ (Initials)	Up-Front Marketing Fee of up to 1.75% of price per Class T Share**	By initialing here, the Broker agrees to the terms of eligibility for the Marketing Fee set forth in the Agreement and this Schedule I for the Class T Shares. Should the Broker choose to opt out of this provision, it will not be eligible to receive the Marketing Fee and initialing is not necessary.
________ (Initials)	Distribution Fee of up to 1.0% (Annualized Rate) of most recently published estimated NAV per Class T Share up to a total of [__]% of the price per Class T Share**	By initialing here, the Broker agrees to the terms of eligibility for the Distribution Fee set forth in the Agreement and this Schedule I for the Class T Shares. Should the Broker choose to opt out of this provision, it will not be eligible to receive the Distribution Fee and initialing is not necessary.

* See the Memorandum for details.

** Paid on Shares of the applicable Class sold by the Broker, excluding Shares sold pursuant to the Distribution Reinvestment Plan, as provided in this Agreement and in the Memorandum. The Distribution Fee will be based on the then-current Offering price (or, once reported, the amount of the most recently reported net asset value per Share) per Class T Share.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have each duly executed this First Addendum to the Participating Broker Agreement as of the day and year set forth in the preamble hereto.

BROKER	MANAGING DEALER FOR CNL STRATEGIC RESIDENTIAL CREDIT, INC.

CNL SECURITIES CORP.
(Name of Broker)

By:	By:
Printed Name:	Printed Name:
Title:	Title: